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                                                                    EXHIBIT 23.1

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Trenwick Group Ltd. of our report dated February 29, 2000, except as to Note 19, which is as of March 1, 2000, relating to the financial statements, which appears in Trenwick Group Inc.'s 1999 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 29, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PRICEWATERHOUSECOOPERS LLP
    ----------------------------------------------------
   PricewaterhouseCoopers LLP

August 22, 2000

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